MCLENNAN ROSS LLP
LEGAL COUNSEL

Our File Reference: 290854

Roderick A. McLennan, Q.C.
Direct Line: (780) 482-9201
e-mail: rmclennan@mross.com

Annabell Wong, Executive Assistant
Direct Line: (780) 482-9289

Fax: (780) 482-9100
PLEASE REPLY TO EDMONTON OFFICE

May 4, 2010

Via E-Mail and Regular Mail

Platinum Energy Resources, Inc.
11490 Westheimer Rd., Suite 1000
Houston, TX
USA 77077

Attention: **Tim Culp, Chairman of the Board**
Stephen Fuerst, Corporate Secretary
Al Rahmani, Chief Executive Officer

Dear Sirs:

Re: Directorship – Platinum Energy Resources, Inc.

Please accept this letter as my resignation from the Board of the Directors of this Company effective immediately.

I will send a hard copy of this resignation today.

I enjoyed my acquaintanceship with my fellow board members and wish each of them and the Company future success.

Yours truly,

RODERICK A. McLENNAN

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